PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         First Capital Bancshares, Inc.
                         ------------------------------
                (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

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         (2) Aggregate number of securities to which transaction applies:

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         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4) Proposed maximum aggregate value of transaction:

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         (5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:

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         (2)  Form, Schedule or Registration Statement No.:

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         (3)  Filing Party:

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         (4)  Date Filed:

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


                         FIRST CAPITAL BANCSHARES, INC.
                        207 HIGHWAY 15/ 401 BYPASS EAST
                      BENNETTSVILLE, SOUTH CAROLINA 29512


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


Dear Fellow Shareholder:

         We cordially invite you to attend the 2000 Annual Meeting of Shareholders of First Capital Bancshares, Inc., the holding company for First Capital Bank. At the meeting, we will report on our performance in 1999 and answer your questions. We are excited about our accomplishments since we opened First Capital Bank in September 1999 and look forward to discussing both our accomplishments and our plans with you. We hope that you can attend the meeting and look forward to seeing you there.

         This letter serves as your official notice that we will hold the meeting on April 25, 2000 at 2:00 p.m. at the (New) National Guard Armory, at 725 South Parsonage Street Extension, Bennettsville, South Carolina, for the following purposes:

         1.       To elect three members to our board of directors;

         2. To consider a proposal to approve the company's 2000 Stock Incentive Plan; and

         3. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

         Shareholders owning our common stock at the close of business on March 24, 2000 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at the company's offices prior to the meeting.

         Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.


                                     By order of the board of directors,




                                     J. Aubrey Crosland
                                     President
Bennettsville, South Carolina
March 31, 2000

                         FIRST CAPITAL BANCSHARES, INC.
                        207 HIGHWAY 15/ 401 BYPASS EAST
                      BENNETTSVILLE, SOUTH CAROLINA 29512

                     PROXY STATEMENT FOR ANNUAL MEETING OF
                   SHAREHOLDERS TO BE HELD ON APRIL 25, 2000


         Our board of directors is soliciting proxies for the 2000 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

VOTING INFORMATION

         The board set March 24, 2000 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 563,728 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

         When you sign the proxy card, you appoint J. Aubrey Crosland and Lee
C. Shortt as your representatives at the meeting. Mr. Crosland and Mr. Shortt will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Crosland and Mr. Shortt will vote your proxy for the election to the board of directors of all nominees listed below under "Election Of Directors" and for approval of the 2000 Stock Incentive Plan. We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Crosland and Mr. Shortt will vote your proxy on such matters in accordance with their judgment.

         You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

         Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as "broker non-votes" with respect to the proposals not voted upon. A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

         We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about March 31, 2000.


PROPOSAL NO. 1:  ELECTION OF DIRECTORS

         The board of directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the board members expire at each annual meeting. The current terms of the Class I directors will expire at the meeting. The terms of the Class II directors expire at the 2001 Annual Shareholders Meeting. The terms of the Class III directors will expire at the 2002 Annual Shareholders Meeting. Our directors and their classes are:


Class I                           Class II                       Class III
-------                           --------                       ---------

Shoukath Ansari, M.D.             Wylie F. Cartrette             James Aubrey Crosland, Sr.
Robert G. Dowdy                   Harry L. Howell, Jr.           Luther D. Hutchins
Paul F. Rush, M.D.                Lee C. Shortt

         Shareholders will elect three nominees as Class I directors at the meeting to serve a three-year term, expiring at the 2003 Annual Meeting of Shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the three nominees receiving the highest number of votes will be elected.

         The board of directors recommends that you elect Shoukath Ansari, M.D., Robert G. Dowdy, and Paul F. Rush, M.D. as Class I directors.

         If you submit a proxy but do not specify how you would like it to be voted, Mr. Crosland and Mr. Shortt will vote your proxy to elect Dr. Ansari, Mr. Dowdy, and Dr. Rush. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Crosland and Mr. Shortt will vote instead for a replacement to be recommended by the board of directors, unless you specifically instruct otherwise in the proxy.

         Set forth below is certain information about the nominees. Each of the nominees is also an organizer and director of our subsidiary, First Capital
Bank:

         Shoukath Ansari, M.D., 51, Class I director, has been the president and a physician of Marlboro Gastroenterology Association, P.A. in Bennettsville, South Carolina since 1983. He served as chief of staff of Marlboro Park Hospital. He graduated in 1964 from SRI Parama Kalyani College in Alwarkurichi, Tamilnadu, India and earned an M.D. degree from Tirunelveli Medical College in Tirunelveli, Tamilnadu, India in 1971. He is a certified internist and gastroenterologist and has practiced gastroenterology for approximately 18 years, having opened his own practice in 1983. Dr. Ansari was born in 1948 in India and has been a resident and citizen of the United States since 1981.

         Robert G. Dowdy, 38, Class I director, graduated with a pre-pharmacy degree from Francis Marion University in 1982. He then graduated from the Medical University of South Carolina with a B.S. in pharmacy in 1985. Mr. Dowdy obtained his license as a registered pharmacist in 1985 from the South Carolina Board of Pharmacy. He served as the director of pharmacy at Marlboro Park Hospital from 1986 to December 1994 when he left to work as director of pharmacy for Grim-Smith Hospital in Missouri from 1994 to April 1996. Mr. Dowdy moved back to Marlboro Park Hospital in April 1996 and is currently director of pharmacy. He was born in 1961 in Bennettsville, South Carolina.

         Paul F. Rush, M.D., 44, Class I director, graduated with a B.S. in Biology from Presbyterian College in South Carolina in 1978. He received his M.D. from the University of South Carolina School of Medicine in 1982 and received his physician's license from the state of North Carolina in 1982 and from the State of South Carolina in 1987. Dr. Rush has held the position of senior physician at Scotland Orthopedic, P.A. in Laurinburg, North Carolina, since August 1987. He has been a 25% owner of Scotland Orthopedic, P.A. since 1987, as well as Scotland Orthopedic Properties since 1989. Dr. Rush served as an advisory board member of BB&T in Laurinburg from 1989 to May 1998, is the chairman of the Scotland County Board of Education, and serves on the board of trustees of Scotland Memorial Hospital and the board of trustees of Scotia Village. Dr. Rush is also a fellow of the American Academy of Orthopedic Surgeons and a member of the First United Methodist Church in Laurinburg, North Carolina. Dr. Rush was born in 1956 in Charleston, South Carolina.

         Set forth below is also information about each of our other directors and each of our executive officers. Each director is also an organizer and a director of First Capital Bank.

         Wylie F. Cartrette, 46, Class II director, is currently a resident in McColl, South Carolina. Since 1986, he has been the owner and operator of Wylie Enterprises in McColl, South Carolina, a laundry and coin operated machine business, and he has also handled some real estate rentals. Mr. Cartrette is a member of the masonic lodge of McColl. Mr. Cartrette holds a South Carolina constable's commission, and is a former member of the McColl City Council. He was born in 1953 in Laurinburg, North Carolina.

         James Aubrey Crosland, Sr., 49, Class III director, is the president of our company and of our bank. Mr. Crosland, a native of Bennettsville, South Carolina, received a B.A. degree from Pembroke State University in 1972. He is also a graduate of both the South Carolina Bankers School at the University of South Carolina and Louisiana State University's Graduate School of Banking. From May 1997 until he joined First Capital Bancshares in June 1998, Mr. Crosland served as the financial manager for Marlboro Constructors, Inc. From August 1993 through May 1997, he served as the Pee Dee area executive for Carolina First Bank, where he was responsible for Carolina First branches located in Bennettsville, McColl, and Lake City, South Carolina. From 1988 until 1993, Mr. Crosland was the community banking director of NationsBank in Florence, South Carolina, from 1984 until 1988, he was the city executive of Carolina Bank & Trust in Bennettsville, and from 1977 to 1984 he served as an operations officer and commercial lender for First National Bank of South Carolina in Bennettsville. Mr. Crosland began his banking career with Wachovia Bank, serving as a credit manager in Wachovia's Laurinburg, North Carolina office from 1973 to 1977. Mr. Crosland is a member of Saint Paul's Episcopal Church in Bennettsville and the Bennettsville Rotary Club. He was also the chairman of the Marlboro County Department of Social Services and a board member of the Marlboro County Chamber of Commerce. Mr. Crosland was born in 1950 in Bennettsville, South Carolina.

         John M. Digby, 53, is the chief financial officer our company and our bank. He graduated from Georgia College in Milledgeville, Georgia in 1970, and he received his certificates from the Georgia Banker's School in 1984 and from the Georgia Banker's Commercial Lending School in 1987. Mr. Digby has ten years of experience as a chief financial officer from his employment with a community bank in Georgia. He also served as the chief financial officer for Clemson Bank & Trust, a start-up de novo bank, in Clemson, South Carolina, from 1995 to 1997. Mr. Digby recently served as vice president for Community Capital Corporation in Greenwood, South Carolina. Mr. Digby was born in 1946 in Hawkinsville, Georgia.

         Harry L. Howell, Jr., 30, Class II director, graduated from Flora McDonald Academy in North Carolina in 1987. He is majority owner and has served as president of Scotland Motors, Inc. in Laurinburg, North Carolina since December 1984. Mr. Howell owns Scotland Leasing & Rental, Inc., an auto rental business as well as Lee Howell, Inc., a real estate rental business in Laurinburg. Mr. Howell is a member of the First Baptist Church in Laurinburg. He was born in 1969 in Laurinburg, North Carolina.

         Luther D. Hutchins, 39, Class III director, graduated from Bennettsville High School in 1979 and attended Wake Forest University in North Carolina. Mr. Hutchins has been the sole owner of Marlboro Appliance Center and Marlboro Frame Shoppe. He also owns a farm and a farm implement services company. Mr. Hutchins was born in 1960 in Winston-Salem, North Carolina.

         J. Randy McDonald, 52, is the chief executive officer of our bank. Mr. McDonald has been in banking since 1979. He most recently served as the loan and asset management officer of The Citizens Bank and as the city executive of the Lake City, South Carolina office of Carolina First Bank. Mr. McDonald has also served as the office manager of the Florence, South Carolina office of Southern National Bank and the vice president and city executive of the Lake City, South Carolina office of Security Federal Savings Bank. Mr. McDonald was a director of the Lake City Tobacco Festival, the Lake City Chamber, the Florence County Progress Committee, and Florence County Economic Development. He was born in 1947 in Lake City, South Carolina.

         Lee C. Shortt, 57, Class II director, is the chairman and chief executive officer of our company. Mr. Shortt has been in the auction business since 1975 and has served as president and owner of Shortt Auction and Realty Co., Inc. since 1976. Mr. Shortt holds real estate brokers licenses and auctioneer licenses in each of South Carolina, North Carolina, and Virginia. He is a member of the Bennettsville Rotary Club. Mr. Shortt was born in 1943 in Pittsylvania County, Virginia.

           PROPOSAL NO. 2: APPROVAL OF THE 2000 STOCK INCENTIVE PLAN

GENERAL

         Our board of directors has adopted the company's 2000 Stock Incentive Plan effective February 29, 2000. We believe that the issuance of stock options can promote the growth and profitability of the company by providing additional incentives for participants to focus on our long-range objectives. We also believe that stock options help us to attract and retain highly qualified personnel and to link their interests directly to shareholder interests. Therefore, we ask you to approve this plan at the meeting.

         The plan authorizes the grant to our employees and directors of stock options for up to 84,560 shares of common stock from time to time during the term of the plan, subject to adjustment upon changes in capitalization so that the number of shares authorized shall at all times equal 15% of the outstanding shares of common stock. Under the plan, the company may grant either incentive stock options (which qualify for certain favorable tax consequences, as described below) or nonqualified stock options. We may grant up to all 84,560 shares available under the plan as incentive stock options.

         The plan will be administered by a committee consisting of at least two members of the board of directors. The committee will determine the employees and directors who will receive options and the number of shares that will be covered by their options. The committee will also determine the periods of time (not exceeding ten years from the date of grant in the case of an incentive stock option) during which options will be exercisable and will determine whether termination of an optionee's employment under various circumstances would terminate options granted under the plan to that person. If granted an option under the plan, the optionee will receive an option agreement specifying the terms of the option, such as the number of shares of common stock the optionee can purchase, the price per share, when the optionee can exercise the option, and when the option expires. The plan provides that options will become exercisable immediately upon a change in control of the company.

         The option price per share is an amount to be determined by the board of directors, but will not be less than 100% of the fair market value per share on the date of grant. Generally, the option price will be payable in full upon exercise. Payment of the option price of any stock option may be made in cash, by delivery of shares of common stock (valued at their fair market value at the time of exercise), or by a combination of cash and stock. The company will receive no consideration upon granting of an option.

         Options generally may not be transferred except by will or by the laws of descent and distribution, and during an optionee's lifetime may be exercised only by the optionee (or by his or her guardian or legal representative, should one be appointed). The grant of an option does not give the optionee any rights of a shareholder until the optionee exercises the option.

         The board of directors will have the right at any time to terminate or amend the plan but no such action may terminate options already granted or otherwise affect the rights of any optionee under any outstanding option without the optionee's consent.

FEDERAL INCOME TAX CONSEQUENCES

         There are no federal income tax consequences to the optionee or to the company on the granting of options. The federal tax consequences upon exercise will vary depending on whether the option is an incentive stock option or a nonqualified stock option.

         INCENTIVE STOCK OPTIONS. When an optionee exercises an incentive stock option, the optionee will not at that time realize any income, and the company will not be entitled to a deduction. However, the difference between the fair market value of the shares on the exercise date and the exercise price will be a preference item for purposes of the alternative minimum tax. The optionee will recognize capital gain or loss at the time of disposition of the shares acquired through the exercise of an incentive stock option if the shares have been held for at least two years after the option was granted and one year after it was exercised. The company will not be entitled to a tax deduction if the optionee satisfies these holding period requirements. The net federal income tax effect to the holder of the incentive stock options is to defer, until the acquired shares are sold, taxation on any increase in the shares' value from the time of grant of the option to the time of its exercise, and to tax such gain, at the time of sale, at capital gain rates rather than at ordinary income rates.

         If the holding period requirements are not met, then upon sale of the shares the optionee generally recognizes as ordinary income the excess of the fair market value of the shares at the date of exercise over the exercise price stated in the option agreement. Any increase in the value of the shares subsequent to exercise is long or short-term capital gain to the optionee depending on the optionee's holding period for the shares. However, if the sale is for a price less than the value of the shares on the date of exercise, the optionee might nize ordinary income only to the extent the sales price exceeded the option price. In either case, the company is entitled to a deduction to the extent of ordinary income recognized by the optionee.

         NONQUALIFIED STOCK OPTIONS. Generally, when an optionee exercises a nonqualified stock option, the optionee recognizes income in the amount of the aggregate market price of the shares received upon exercise less the aggregate amount paid for those shares, and the company may deduct as an expense the amount of income so recognized by the optionee. The holding period of the acquired shares begins upon the exercise of the option, and the optionee's basis in the shares is equal to the market price of the acquired shares on the date of exercise.

INITIAL OPTION GRANTS

         Effective February 29, 2000, we made the stock option grants reflected on the following table. Each of these option grants includes the following features:

         -        An exercise period of ten years
         - A six-year vesting term (based on February 29, 2000, the date the plan was adopted)
         - Restrictions on transferability - An exercise price of $10.00 per share
         - A provision allowing the OTS to require the optionee to exercise or forfeit the option if First Capital Bank's capital falls below the regulatory minimum requirements

                               NEW PLAN BENEFITS
            First Capital Bancshares, Inc. 2000 Stock Incentive Plan


                                                                                                       Securities
                                                                                                       Underlying
                       Name And Position                                       Dollar Value ($)         Options
                       -----------------                                       ----------------        ----------
James Aubrey Crosland, Sr., President..................................            $175,700              17,570
J. Randy McDonald, Chief Executive Officer.............................                  --                  --
Executive Group........................................................            $175,700              17,570
Non-Executive Director Group...........................................            $669,900              66,990
Non-Executive Officer Employee Group...................................                  --                  --

SHAREHOLDER APPROVAL REQUIRED

         The affirmative vote of the holders of a majority of the votes entitled to be cast at the meeting is required for approval of the plan. Because our directors will receive options under the plan, our directors have a personal interest in seeing the plan approved.

         The board of directors recommends a vote for approval of the 2000 Stock Incentive Plan.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table shows the cash compensation earned by our chief executive officer and president for the years ended December 31, 1998 and 1999. None of our executive officers earned total annual compensation, including salary and bonus, in excess of $100,000 in 1999.

                           SUMMARY COMPENSATION TABLE


                                                                                           Long Term Compensation
                                                            Annual Compensation                     Awards
                                                          -----------------------          -----------------------
                                                                          Other Annual      Number of Securities
Name and Principal Position               Year     Salary      Bonus      Compensation       Underlying Options
---------------------------               ----     ------      -----      ------------       ------------------

J. Aubrey Crosland, Sr.                   1999    $70,014       ---     $ -0-                        ---
    President of First Capital            1998    $60,000       ---     $ -0-                        ---
    Bancshares, Inc.

J. Randy McDonald                         1999    $61,230       ---     $ -0-                        ---
    Chief Executive Officer of            1998    $ -0-         ---     $ -0-                        ---
    First Capital Bank

---------

EMPLOYMENT AGREEMENTS

         J. Aubrey Crosland. We have entered into an employment agreement with
J. Aubrey Crosland for a three-year term, pursuant to which Mr. Crosland serves as the president of our company and our bank. Mr. Crosland receives a salary of $85,000, plus his yearly medical insurance premium. Under his agreement, Mr. Crosland is eligible to participate in any management incentive program or any long-term equity incentive program we adopt and is eligible for grants of stock options and other awards thereunder. We have granted Mr. Crosland options to purchase 8,000 shares of common stock. The options vest over a six-year period and have a term of ten years. Additionally, Mr. Crosland participates in our retirement, welfare and other benefit programs and is entitled to a life insurance policy and an accident liability policy and reimbursement for automobile expenses, club dues, and travel and business expenses.

         Mr. Crosland's employment agreement also provides that following termination of his employment and for a period of twelve months thereafter, Mr. Crosland may not (a) compete with us by, directly or indirectly, forming, serving as an organizer, director or officer of, or consultant to, or acquiring or maintaining more than 1% passive investment in, a depository financial institution or holding company which has one or more offices or branches within 50 miles of our main office or 25 miles of any of our branches, (b) solicit any of our major customers for the purpose of providing financial services, or (c) solicit any of our employees for employment. If Mr. Crosland's employment is terminated other than for good cause, he will be entitled to severance for a period of six months' plus bonus earned through the date of his termination.

         J. Randy McDonald. We have entered into an employment agreement with
J. Randy McDonald in which he agrees to serve as the chief executive officer and chief lending officer of our bank. Mr. McDonald was paid a consulting fee of $4,000 per month by us until our bank opened on September 22, 1999. Since the opening of our bank, our bank pays him an annual salary of $60,000 per year, plus a bonus to gross up his salary prior to the opening of the bank as if he had been paid $60,000 from the date of hire on January 4, 1999. Mr. McDonald also participates in other benefit programs offered by our bank to employees in general, and has an officer's liability insurance policy and two week's vacation.

         Mr. McDonald's agreement also provides that following termination of his employment and for a period of twelve months thereafter, Mr. McDonald may not (a) compete with us by, directly or indirectly, forming, serving as an organizer, director or officer of, or consultant to, or acquiring or maintaining more than 1% passive investment in, a depository financial institution or holding company thereof if such depository institution or holding company has one or more offices or branches in the territory of our main office or our branches, (b) solicit any of our major customers for the purpose of providing financial services, or (c) solicit any of our employees for employment.

         John M. Digby. Mr. Digby's employment agreement is essentially the same as Mr. McDonald's, except that his title is chief financial officer of our company and our bank.

DIRECTOR COMPENSATION

         Neither the company nor the bank paid directors' fees during the last fiscal year.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

GENERAL

         The following table shows how much common stock in the company is owned by our directors, certain executive officers, and owners of more than 5% of the outstanding common stock, as of March 1, 2000.


                                                                            PERCENTAGE OF
                                                   NUMBER OF                 BENEFICIAL
       NAME                                      SHARES OWNED(1)              OWNERSHIP
       ----                                      ---------------            -------------
       Shoukath Ansari, M.D.                         15,024                    2.67%
       Wylie F. Cartrette                            20,000                    3.55%
       James Aubrey Crosland, Sr.                    10,000                    1.77%
       Robert G. Dowdy                               10,602                    1.88%
       Harry L. Howell, Jr.                          23,800                    4.22%
       Luther D. Hutchins                            10,000                    1.77%
       Paul F. Rush, M.D.                            17,400                    3.09%
       Lee C. Shortt                                 20,000                    3.55%

       Executive  officers and directors as a        130,336                  23.12%
       group (9 persons)

---------

(1)      Includes shares for which the named person:
         -        has sole voting and investment power,
         - has shared voting and investment power with a spouse or other person, or
         - holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

         Does not include shares that may be acquired by exercising stock options because no options are exercisable within the next 60 days.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the year ended December 31, 1999, the board of directors of the company held seventeen meetings and the board of directors of the bank held seven meetings. All of the directors of the company and the bank attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they served, except for Mr. Hutchins and Dr. Rush.

         The company's board of directors has appointed a number of committees, including an audit committee and a compensation committee. The audit committee is composed of Messrs. Rush, Ansari, Hutchins, Cartrette, and Dowdy. The audit committee did not meet in 1999 but became effective in 2000. The audit committee has the responsibility of reviewing the company's financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The committee recommends to the board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor's audit plans, and reviews with the independent auditors the results of the audit and management's responses. The audit committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The audit committee reports its findings to the board of directors.

         The company's compensation committee is responsible for establishing the compensation plans for the company. Its duties include the development with management of all benefit plans for employees of the company, the formulation of bonus plans, incentive compensation packages, and medical and other benefit plans. This committee did not meet during the year ended December 31, 1999. The compensation committee is composed of Messrs. Ansari, Cartrette, Crosland, Howell, and Shortt.

         The company does not have a nominating committee or a committee serving a similar function.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

         We enter into banking and other transactions in the ordinary course of business with our directors and officers and their affiliates. It is our policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. We do not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to us. Loans to individual directors and officers must also comply with our bank's lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. We intend for all of our transactions with our affiliates to be on terms no less favorable to us than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.


      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         As required by Section 16(a) of the Securities Exchange Act of 1934, our directors and executive officers and certain other individuals are required to report periodically their ownership of our common stock and any changes in ownership to the SEC. Based on a review of Forms 3, 4, and 5 and any representations made to us, it appears that the Statement of Changes in Beneficial Ownership on Form 4 for these persons were not filed in a timely fashion during 1999. However, the Annual Statement of Changes in Beneficial Ownership on Form 5 were filed to correct the delinquency with the SEC on February 29, 2000 for all our directors and executive officers.

                              INDEPENDENT AUDITORS

         We have selected the firm of Tourville, Simpson, & Caskey, LLP to serve as our independent auditors for the year ending December 31, 2000. We do not expect a representative from this firm to attend the annual meeting.


       SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS

         If shareholders wish a proposal to be included in our proxy statement and form of proxy relating to the 2001 annual meeting, they must deliver a written copy of their proposal to our principal executive offices no later than November 30, 2000. To ensure prompt receipt by the company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials.

March 31, 2000

             PROXY SOLICITED FOR ANNUAL MEETING OF SHAREHOLDERS OF
                         FIRST CAPITAL BANCSHARES, INC.

                          TO BE HELD ON APRIL 25, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned hereby constitutes and appoints J. Aubrey Crosland, Sr. and Lee C. Shortt, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of First Capital Bancshares, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the company to be held at the (New) National Guard Armory, 725 South Parsonage Street Extension, Bennettsville, South Carolina 29512, at 2:00 p.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

1. PROPOSAL to elect the three identified Class I directors to serve for three year terms.

         Shoukath Ansari, M.D., Robert G. Dowdy, and Paul F. Rush, M.D.

    [ ]  FOR all nominees listed                                 [ ]  WITHHOLD AUTHORITY
         (except as marked to the contrary)                           to vote for all nominees

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), WRITE THAT NOMINEES NAME(S) IN THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

2.  PROPOSAL to approve the 2000 Stock Incentive Plan.

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED: (I) "FOR" PROPOSAL NO. 1 TO ELECT THE THREE IDENTIFIED CLASS I DIRECTORS TO SERVE ON THE BOARD OF DIRECTORS FOR THREE-YEAR TERMS: AND (II) "FOR" PROPOSAL NO. 2 TO APPROVE THE 2000 STOCK INCENTIVE PLAN.

                                                  Dated:                  , 2000
                                                     ----------------------

                                                  ------------------------------
                                                   Signature of Shareholder(s)

                                                  ------------------------------
                                                    Please print name clearly

                                                  ------------------------------
                                                   Signature of Shareholder(s)

                                                  ------------------------------
                                                    Please print name clearly
                                                  Please sign exactly as name or
                                                  names appear on your stock
                                                  certificate. Where more than
                                                  one owner is shown on your
                                                  stock certificate, each owner
                                                  should sign. Persons signing
                                                  in a fiduciary or
                                                  representative capacity shall
                                                  give full title. If a
                                                  corporation, please sign in
                                                  full corporate name by
                                                  authorized officer. If a
                                                  partnership, please sign in
                                                  partnership name by authorized
                                                  person.